Exhibit 99.1

MERIX CORPORATION
15725 SW GREYSTONE COURT
SUITE 200
BEAVERTON, OR 97006
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18159-S52044	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERIX CORPORATION

The Board of Directors recommends you vote FOR Proposal 1 and FOR Proposal 2.	For	Against	Abstain

1.	Approval of the Agreement and Plan of Merger, dated as of October 6, 2009, as the same may be amended from time to time, by and among Viasystems Group, Inc. ("Viasystems"), Maple Acquisition Corp., a wholly-owned subsidiary of Viasystems
(“Merger Sub”), and Merix Corporation (“Merix”), and approval of the related Plan of Merger, dated as of _______ __, 20__,
by and among Viasystems, Merger Sub and Merix.	☐	☐	☐

2.	Approval of the proposal for one or more adjournments of the special meeting, if necessary, to permit further solicitation of
proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M18160-S52044

MERIX CORPORATION
Special Meeting of Shareholders
TBD, 20__ TBD [A.M.] [P.M.]
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Michael D. Burger, Dr. William W. Lattin and William C. McCormick, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Merix Corporation to be held at TBD on TBD, 20__, at TBD [a.m.] [p.m.] [_____] Time, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as stated on the reverse side.

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted FOR Proposals 1 and 2, except for shares held in the Merix Corporation 401(k) Plan, which will be voted in accordance with the terms of that plan. The proxies may vote in their discretion as to other matters that may come before the meeting.

If you need directions to the Special Meeting so that you may attend and vote in person, please contact our Investor Relations Department at investor.relations@merix.com.

Continued and to be signed on reverse side